Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
July 23, 2008	CONTACT: David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces Second Quarter Earnings
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported second quarter earnings of $6.24 million, or $0.56 per diluted share. Return on average assets was 1.23% for the second quarter of 2008 and return on average equity was 12.08% Year-to-date earnings were $12.55 million, or $1.13 per diluted share, representing 1.22% return on assets and 11.87% return on equity.
The Company has increased its commercial lending resources, and loans outstanding increased compared to March 31, 2008. The Company is currently seeing a strong pipeline of approved and prospective deals, which points towards further increases in the loan portfolio. Net interest margin also began to recover from 2007 levels increasing to 3.92% from 3.78% in the second quarter of 2007.
The Company reported excellent asset quality measures at June 30, 2008. At the close of the second quarter, nonaccrual loans remained low at $4.13 million, or 0.35%, of total loans. Other real estate owned was $500 thousand. Loan loss provision for the second quarter of 2008 was $937 thousand, and was driven by two specific commercial loan impairments identified late in the second quarter.
On July 1, 2008, the Company’s wholly-owned insurance agency subsidiary, GreenPoint Insurance Group, completed the acquisition of REL Insurance, in High Point, North Carolina. REL adds approximately $750 thousand in annual insurance commissions. Richard E. Lee, principal of REL, will assume a key position in operations at GreenPoint as the two are merged. GreenPoint, under the direction of its President, Shawn Cummings, now reports pro forma annual commission revenue of approximately $5.0 million.
Net Interest Income
Tax-equivalent net interest margin for the second quarter increased to 3.92%. Net interest income was down $389 thousand, or 2.29%, from the second quarter of 2007. Interest income was $27.43 million, a decrease of $4.55 million, or 14.22%, from second quarter 2007. The decrease was due primarily to decreases in loan and security yields and a decrease in average loans, a result of stronger underwriting standards. The yield on loans dropped to 6.78% from 7.49% and average loans decreased $72.88 million to $1.18 billion from second quarter 2007.
Second quarter interest expense decreased $4.16 million, or 27.78%, from 2007. Second quarter deposit costs decreased $2.63 million compared to the second quarter of 2007, while the average rate paid on interest-bearing deposits decreased 77 basis points to 2.55%. Throughout 2008, the Company has exercised increased discipline in pricing, which led to declining CD portfolio totals. Compared to 2007, interest costs on borrowings decreased $1.53 million to $3.69 million, while the average balance decreased $6.06 million. Second quarter cost of interest-bearing liabilities decreased 89 basis points compared to last year. Average interest bearing liabilities decreased $60.32 million, or 3.63%, compared with second quarter 2007. Also during the second quarter, the Company repaid a $50.00 million advance from the FHLB. The advance had a fixed rate of 3.64%, and the Company replaced the funding with lower cost sources.
Noninterest Income
Wealth management revenues increased $93 thousand, or 9.25%, compared with the second quarter of 2007 as trust revenue increased $68 thousand and investment advisory revenue increased $25 thousand. Service charges on deposit accounts increased $801 thousand, or 30.09%. Other service charges and fees increased $227 thousand, or 27.12%. Insurance commissions were $1.15 million for the second quarter of 2008. Insurance commissions are derived from GreenPoint Insurance Group, a September 2007 acquisition. Other operating income decreased 20.73% to $803 thousand.
Noninterest Expenses
Total non-interest expenses for the second quarter of 2008 increased $2.68 million, or 22.23%, from second quarter 2007. Salaries and benefits increased $1.42 million, or 22.95%, from the second quarter of 2007. GreenPoint accounted for approximately $567 thousand of the increase. The Company’s new Small Business Lending Division and new branches accounted for $135 thousand and $240 thousand of the increase, respectively. The Company also deferred $357 thousand less in salaries and benefits costs through FAS 91 as a result of lower levels of loan production, and saw increases in health care costs of $258 thousand (exclusive of GreenPoint). Occupancy and furniture and equipment expenses increased due to the new branches that were opened throughout 2007 and the addition of operating expenses at GreenPoint. Other non-interest expenses increased $787 thousand, or 19.65%, compared to the second quarter of 2007 and included $225 thousand of expenses at GreenPoint, $244 thousand of increased account promotion and marketing expenses, $189 thousand in increased consulting fee expenses, and $278 thousand in increased legal expenses. Increased legal expenses include $171 thousand associated with one-time costs incurred in abandoned deal charges. The second quarter efficiency ratio was 57.55% compared to 50.25% in 2007.
Asset Quality
Credit quality remains quite good. Total loan delinquencies as a percent of total loans were 0.91% compared with 0.65% at March 31, 2008, and 0.98% at December 31, 2007. The ratio of allowance for loan losses as a percent of loans held for investment increased to 1.14% compared with 1.09% at March 31, 2008, and 1.05% at December 31, 2007. Non-performing assets increased to $4.63 million compared with $3.54 million at March 31, 2008, and $3.47 million at December 31, 2007. Non-performing loans as a percentage of loans held for investment were 0.35% compared with 0.27% at March 31, 2008, and 0.24% at December 31, 2007.
The annualized net charge-off rate as a percent to average total loans remained at a low 14 basis points for the second quarter of 2008. Net charge-offs in the second quarter of 2008 were $366 thousand, down from $576 thousand in the second quarter of 2007. The Company made a provision for loan losses of $937 thousand in the second quarter of 2008 compared with no provision in the second quarter of 2007.
Balance Sheet
Since year-end 2007, consolidated assets have decreased $96.15 million to $2.05 billion. Included in that decrease is the prepayment of a $25.00 million FHLB advance, a decrease of $44.40 million in the loan portfolio, and a net decrease of $67.25 million in the investment portfolio. Total stockholders’ equity for the Company was $196.61 million, resulting in a book value per common share outstanding of $17.95 compared to $217.10 million and $19.61 per common share at December 31, 2007. The decrease in total equity principally reflects the increase in accumulated other comprehensive loss as a result of lower valuations on the Company’s securities portfolio and interest rate swap.
The second quarter cash dividend to shareholders was $0.28 per share. 2008 is expected to be the 17th consecutive year of dividend increases to shareholders. During the second quarter of 2008, the Company repurchased 60,800 shares at an average cost of approximately $31.95 per share.
The Company will host an investor and media teleconference and webcast on Thursday, July 24, 2008, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s second quarter 2008 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.05 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-eight locations and four wealth management offices in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $831 million at June 30, 2008. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2007	2008	2007
Interest Income
	Interest and fees on loans held for investment	$19,891	$23,404	$41,128	$46,923
	Interest on securities-taxable	5,467	6,030	11,534	11,011
	Interest on securities-nontaxable	2,004	2,150	4,067	4,062
	Interest on federal funds sold and deposits	71	395	251	669

	Total interest income	27,433	31,979	56,980	62,665

Interest Income
	Interest on deposits	7,118	9,748	15,859	19,048
	Interest on borrowings	3,690	5,217	8,136	9,588

	Total interest expense	10,808	14,965	23,995	28,636

	Net interest income	16,625	17,014	32,985	34,029
	Provision for loan losses	937	—	1,260	—

	Net interest income after provision for loan losses	15,688	17,014	31,725	34,029

Non-Interest Income
	Wealth management income	1,098	1,005	1,997	2,023
	Service charges on deposit accounts	3,463	2,662	6,562	5,071
	Other service charges and fees	1,064	837	2,185	1,707
	Insurance commissions	1,146	—	2,490	—
	Gain on sale of securities	150	30	1,970	159
	Other operating income	803	1,013	1,661	1,802

	Total non-interest income	7,724	5,547	16,865	10,762

Non-Interest Expense
	Salaries and employee benefits	7,580	6,165	15,370	12,576
	Occupancy expense of bank premises	1,256	1,020	2,420	2,077
	Furniture and equipment expense	973	780	1,874	1,603
	Amortization of intangible assets	158	105	318	208
	Prepayment penalty	—	—	1,647	—
	Other operating expense	4,792	4,005	9,413	7,769

	Total non-interest expense	14,759	12,075	31,042	24,233

	Income before income taxes	8,653	10,486	17,548	20,558
	Income tax expense	2,415	3,047	4,998	5,995

	Net income	$6,238	$7,439	$12,550	$14,563

	Basic earnings per common share (EPS)	$0.57	$0.66	$1.14	$1.29
	Diluted earnings per common share (DEPS)	$0.56	$0.66	$1.13	$1.28
	Weighted Average Shares Outstanding:
	Basic	10,992,301	11,260,868	11,011,116	11,260,126
	Diluted	11,073,440	11,320,227	11,091,714	11,334,486
	For the period:
	Return on average assets	1.23%	1.40%	1.22%	1.41%
	Return on average equity	12.08%	13.56%	11.87%	13.45%
	Return on average tangible equity	18.75%	19.12%	18.12%	19.02%
	Cash dividends per share	$0.28	$0.27	$0.56	$0.54
	At period end:
	Book value per share			$17.95	$19.25
	Market value			$28.20	$31.19

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(In Thousands, Except Share and Per Share Data)(Unaudited)

		As of and for the Quarter Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2008	2008	2007	2007	2007
Interest Income
	Interest and fees on loans held for investment	$19,891	$21,237	$23,100	$23,478	$23,404
	Interest on securities-taxable	5,467	6,067	6,942	6,772	6,030
	Interest on securities-nontaxable	2,004	2,063	2,050	2,078	2,150
	Interest on federal funds sold and deposits	71	180	102	404	395

	Total interest income	27,433	29,547	32,194	32,732	31,979

Interest Income
	Interest on deposits	7,118	8,741	9,626	10,083	9,748
	Interest on borrowings	3,690	4,446	5,425	5,506	5,217

	Total interest expense	10,808	13,187	15,051	15,589	14,965

	Net interest income	16,625	16,360	17,143	17,143	17,014
	Provision for loan losses	937	323	717	—	—

	Net interest income after provision for loan losses	15,688	16,037	16,426	17,143	17,014

Non-Int Income
	Wealth management income	1,098	899	949	908	1,005
	Service charges on deposit accounts	3,463	3,099	3,310	3,006	2,662
	Other service charges, commissions and fees	1,064	1,121	991	902	837
	Insurance commissions	1,146	1,344	1,142	—	—
	Gain on sale of securities	150	1,820	202	50	30
	Other operating income	803	858	1,455	1,154	1,013

	Total non-interest income	7,724	9,141	8,049	6,020	5,547

Non-Int Expense
	Salaries and employee benefits	7,580	7,790	6,728	6,544	6,165
	Occupancy expense of bank premises	1,256	1,164	1,170	933	1,020
	Furniture and equipment expense	973	901	923	844	780
	Amortization of intangible assets	158	160	154	105	105
	Prepayment penalty	—	1,647	—	—	—
	Other operating expense	4,792	4,621	4,419	4,410	4,005

	Total non-interest expense	14,759	16,283	13,394	12,836	12,075

	Income before income taxes	8,653	8,895	11,081	10,327	10,486
	Income tax expense	2,415	2,583	3,328	3,011	3,047

	Net income	$6,238	$6,312	$7,753	$7,316	$7,439

Per Share
	Basic EPS	$0.57	$0.57	$0.70	$0.65	$0.66
	Diluted EPS	$0.56	$0.57	$0.69	$0.65	$0.66
	Cash dividends per share	$0.28	$0.28	$0.27	$0.27	$0.27
	Weighted Average Shares Outstanding:
	Basic	10,992,301	11,029,931	11,120,938	11,179,322	11,260,868
	Diluted	11,073,440	11,107,610	11,205,292	11,230,220	11,320,227
	Actual shares outstanding at period end	10,954,078	11,012,574	11,069,646	11,175,550	11,232,466
	Book Value per share at period end	$17.95	$18.98	$19.61	$19.43	$19.25
	Market Value per share at period end	$28.20	$36.42	$31.89	$36.23	$31.19

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
(In Thousands)
Cash and due from banks	$44,672	$44,004	$50,051	$39,877	$40,879
Interest-bearing deposits with banks	10,745	33,111	2,695	19,427	33,380
Securities available for sale	598,438	598,853	664,120	671,360	658,901
Securities held to maturity	10,511	12,075	12,075	12,548	13,177
Loans held for sale	1,522	2,116	811	2,294	1,818
Loans held for investment, net of unearned income	1,181,107	1,179,504	1,225,502	1,239,207	1,243,076
Less allowance for loan losses	13,433	12,862	12,833	13,190	13,934

Net loans	1,167,674	1,166,642	1,212,669	1,226,017	1,229,142
Premises and equipment	50,075	49,444	48,383	46,702	42,274
Other real estate owned	500	400	545	211	593
Interest receivable	9,992	9,742	12,465	13,289	12,892
Intangible assets	71,181	71,239	70,056	69,104	62,017
Other assets	88,377	77,487	75,968	73,817	73,522

Total Assets	$2,053,687	$2,065,113	$2,149,838	$2,174,646	$2,168,595

Deposits:
Demand	$224,716	$224,097	$224,087	$224,297	$241,423
Interest-bearing demand	172,623	172,864	153,570	143,719	143,080
Savings	312,148	305,725	327,691	348,457	333,855
Time	629,920	656,267	688,095	686,564	703,602

Total Deposits	1,339,407	1,358,953	1,393,443	1,403,037	1,421,960
Interest, taxes and other liabilities	18,695	22,293	21,454	20,120	21,000
Federal funds purchased	66,500	—	18,500	15,600	—
Securities sold under agreements to repurchase	215,610	208,000	207,427	226,784	217,987
FHLB and other indebtedness	216,862	266,889	291,916	291,942	291,387

Total Liabilities	1,857,074	1,856,135	1,932,740	1,957,483	1,952,334

Common stock, $1 par value	11,499	11,499	11,499	11,499	11,499
Additional paid-in capital	108,926	108,896	108,825	108,794	108,633
Retained earnings	123,253	120,087	117,670	112,911	108,601
Treasury stock, at cost	(17,328)	(15,457)	(13,613)	(10,051)	(8,341)
Accumulated other comprehensive loss	(29,737)	(16,047)	(7,283)	(5,990)	(4,131)

Total Stockholders’ Equity	196,613	208,978	217,098	217,163	216,261

Total Liabilities and Stockholders’ Equity	$2,053,687	$2,065,113	$2,149,838	$2,174,646	$2,168,595

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
	(Dollars in Thousands)
Ratios
Return on average assets	1.23%	1.21%	1.43%	1.34%	1.40%
Return on average equity	12.08%	11.66%	13.95%	13.31%	13.56%
Return on average tangible equity	18.75%	17.53%	20.67%	18.86%	19.12%
Net interest margin	3.92%	3.78%	3.75%	3.70%	3.78%
Efficiency ratio for the quarter (a)	57.55%	58.00%	51.22%	52.14%	50.25%
Efficiency ratio year-to-date (a)	57.78%	58.00%	51.20%	51.18%	50.69%
Equity as a percent of total assets at end of period	9.57%	10.12%	10.10%	9.99%	9.97%
Average earning assets as a percentage of average total assets	88.83%	89.10%	89.61%	90.23%	90.47%
Average loans as a percentage of average deposits	88.10%	87.68%	88.49%	87.91%	88.82%

Average Balances
Investments	$623,338	$635,350	$684,227	$678,790	$645,266
Loans	1,180,813	1,205,481	1,238,620	1,246,530	1,253,679
Earning assets	1,817,322	1,863,433	1,932,481	1,958,858	1,931,247
Total assets	2,045,773	2,091,397	2,156,484	2,171,036	2,134,612
Deposits	1,340,384	1,374,853	1,399,690	1,417,922	1,411,476
Interest-bearing deposits	1,122,680	1,161,881	1,178,833	1,188,470	1,176,940
Borrowings	478,361	477,903	516,635	515,775	484,410
Interest-bearing liabilities	1,601,041	1,639,784	1,695,468	1,704,245	1,661,350
Equity	207,660	217,679	220,520	218,049	219,989
Tax equivalent net interest income	17,726	17,491	18,265	18,281	18,186

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for Loan Losses:
Beginning balance	$12,862	$12,833	$13,190	$13,934	$14,510
Provision for Loan Losses	937	323	717	—	—
Charge-offs	(1,198)	(966)	(1,482)	(1,009)	(911)
Recoveries	832	672	408	265	335

Net charge-offs	(366)	(294)	(1,074)	(744)	(576)

Ending balance	$13,433	$12,862	$12,833	$13,190	$13,934

Summary of Asset Quality
Nonaccrual loans	$4,126	$3,137	$2,923	$2,869	$2,910
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	4,126	3,137	2,923	2,869	2,910

Other real estate owned	500	400	545	211	593

Total non-performing assets	$4,626	$3,537	$3,468	$3,080	$3,503

Restructured loans	$231	$239	$245	$253	$256

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.35%	0.27%	0.24%	0.23%	0.23%
Non-performing assets as a percentage of:
Total assets	0.23%	0.17%	0.16%	0.14%	0.16%
Loans held for investment plus other real estate owned	0.39%	0.30%	0.28%	0.25%	0.28%
Annualized net charge-offs as a percentage of average loans held for investment	0.12%	0.10%	0.34%	0.24%	0.18%
Allowance for loan losses as a percentage of loans held for investment	1.14%	1.09%	1.05%	1.06%	1.12%
Ratio of allowance for loan losses to nonaccrual loans	3.26	4.10	4.39	4.60	4.79

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended June 30,
	2008			2007
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets

Loans Held for Investment (2)	$1,180,813	$19,912	6.78%	$1,253,679	$23,417	7.49%
Securities Available for Sale	612,411	8,278	5.44%	629,030	9,017	5.75%
Held to Maturity Securities	10,927	273	10.05%	16,236	322	7.95%
Interest-bearing Deposits with Banks	13,171	71	2.17%	32,302	395	4.90%

Total Earning Assets	1,817,322	$28,534	6.31%	1,931,247	$33,151	6.89%
Other Assets	228,451			203,365

Total	$2,045,773			$2,134,612

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$174,100	$65	0.15%	$147,570	$118	0.32%
Savings Deposits	308,344	1,188	1.55%	324,759	1,776	2.19%
Time Deposits	640,236	5,865	3.68%	704,611	7,854	4.47%
Fed Funds Purchased & Repurchase Agreements	213,700	1,063	2.00%	228,856	2,206	3.87%
FHLB Borrowings & Other Long-term Debt	264,661	2,627	3.99%	255,554	3,011	4.73%

Total Interest-bearing Liabilities	1,601,041	10,808	2.72%	1,661,350	14,965	3.61%
Noninterest-bearing Demand Deposits	217,704			234,536
Other Liabilities	19,368			18,737
Stockholders’ Equity	207,660			219,989

Total	$2,045,773			$2,134,612

Net Interest Income		$17,726			$18,186

Net Interest Rate Spread (3)			3.59%			3.28%

Net Interest Margin (4)			3.92%			3.78%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Six Months Ended June 30,
	2008			2007
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets

Loans Held for Investment (2)	$1,193,147	$41,169	6.94%	$1,259,620	$46,948	7.52%
Securities Available for Sale	617,843	17,276	5.62%	581,091	16,552	5.74%
Held to Maturity Securities	11,501	515	9.00%	17,991	711	7.97%
Interest-bearing Deposits with Banks	17,887	251	2.82%	27,788	669	4.85%

Total Earning Assets	1,840,378	$59,211	6.47%	1,886,490	$64,880	6.94%
Other Assets	228,202			199,588

Total	$2,068,580			$2,086,078

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$168,138	$140	0.17%	$146,770	$229	0.31%
Savings Deposits	317,702	2,675	1.69%	322,223	3,449	2.16%
Time Deposits	656,440	13,044	4.00%	700,884	15,370	4.42%
Fed Funds Purchased & Repurchase Agreements	207,550	2,575	2.49%	221,695	4,241	3.86%
FHLB Borrowings & Other Long-term Debt	270,583	5,561	4.13%	225,082	5,347	4.79%

Total Interest-bearing Liabilities	1,620,413	23,995	2.98%	1,616,654	28,636	3.57%
Noninterest-bearing Demand Deposits	215,338			232,069
Other Liabilities	20,159			18,949
Stockholders’ Equity	212,670			218,406

Total	$2,068,580			$2,086,078

Net Interest Income		$35,216			$36,244

Net Interest Rate Spread (3)			3.49%			3.37%

Net Interest Margin (4)			3.85%			3.87%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.